Exhibit 99.1

ITEM 6	SELECTED FINANCIAL DATA

The following table presents selected consolidated financial data, derived from our audited financial statements, for the five-year period ended December 31, 2008. We have not declared dividends on our common stock during any of the periods presented below.

	Year Ended December 31,
	2008	2007	2006	2005	2004
	(in thousands, except per share amounts)
Statements of Income Data:
Net sales	$676,177	$485,807	$351,798	$390,507	$513,468
Operating income	367,974	274,429	112,560	171,167	224,413
Income before income tax expense	354,498	263,232	98,800	171,048	206,872
Net Income attributable to Marvel Entertainment, Inc.	205,535	139,823	58,704	102,819	124,877
Basic earnings per share attributable to Marvel Entertainment, Inc.	2.63	1.75	0.71	1.03	1.17
Diluted earnings per share attributable to Marvel Entertainment, Inc.	2.61	1.70	0.67	0.97	1.10

	December 31,
	2008	2007	2006	2005	2004
	(in thousands)
Balance sheet data:
Working capital (deficit)	$(57,708)	$(107,927)	$(67,094)	$2,532	$150,659
Total assets	936,714	817,358	615,330	570,057	714,814
Borrowings	213,001	289,126	50,200	25,800	—
Other non-current debt	—	—	—	—	—
Treasury stock	905,293	894,840	682,886	395,536	91,001
Total Marvel Entertainment, Inc. stockholders’ equity	396,691	181,503	254,891	360,600	546,500

1